THE SECURITIES  REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "ACT"),  OR UNDER ANY STATE  SECURITIES LAWS. THESE
SECURITIES MAY NOT BE OFFERED FOR SALE,  SOLD,  TRANSFERRED  OR ASSIGNED  EXCEPT
PURSUANT TO REGISTRATION  UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR
UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY
THAT SUCH REGISTRATION IS NOT REQUIRED.

                                 DECORIZE, INC.
              SECOND AMENDED AND RESTATED 6% CONVERTIBLE TERM NOTE

$210,497.00                                                     January 21, 2004

     FOR VALUE RECEIVED, DECORIZE, INC., a Delaware corporation (the "Company"), hereby promises to pay to NESTUSA,  INC., a Delaware  corporation (the "Holder")
or its successors or permitted  assigns,  at the mailing  address of 1800 Bering
Drive,  Suite 755,  Houston,  Texas 77057, or such other address provided by the
Holder to the  Company,  the  principal  sum of Two  Hundred Ten  Thousand  Four
Hundred  Ninety-Seven  and No/100  U.S.  Dollars  ($210,497.00),  together  with interest  thereon at the rate herein  specified,  until this Note has been fully paid at the rate and in accordance with the terms set forth in this Note.

     This Second Amended and Restated 6% Convertible  Term Note (this "Note") is issued in replacement of and  substitution for that certain Amended and Restated
6%  Convertible  Term Note in the  original  principal  amount of $750,000  (the
"Original  Note"),  which was issued on January 1, 2003, in  replacement  of and substitution for that certain  Convertible  Term Note in the original  principal amount of  $750,000,  which was issued on  February  27,  2002  pursuant to that certain Securities  Purchase  Agreement,  dated as of February 26, 2002, between the Company and the Holder described on the signature pages thereto (as the same may be  amended  from time to time,  hereinafter  referred  to as the  "Purchase
Agreement").  Upon  issuance  of this  Note,  the  Original  Note shall be of no further  force or  effect,  and  shall be deemed  amended  and  restated  in its entirety by this Note.  Accordingly,  this Note is entitled to the  benefits of, and is subject to certain  transfer and other  restrictions  under, the Purchase
Agreement,  and each holder of this Note, by his acceptance hereof, agrees to be bound by,  and shall be  entitled  to the  benefits  of, the  provisions  of the
Purchase Agreement,  a copy of which may be inspected by the legal holder hereof at the  principal  office  of the  Company.  Unless  otherwise  defined  herein, capitalized  terms used in this Note shall have the meanings given to such terms in the Purchase Agreement.

          1.   Payments of Principal and Interest.

               (a) Interest shall accrue on all amounts outstanding from time to time  hereunder,  beginning on the date of issuance of this Note until payment of such  amounts in full as  provided  herein.  Equal  monthly installments of principal and interest, in the amount of $10,000 each, shall  be due and  payable  on the  last  day of each  calendar  month commencing on January 31, 2004, and continuing on the last day of each calendar

          month   thereafter   until  December  31,  2005,  at  which  time  the
          outstanding  principal amount of this Note, and all accrued and unpaid interest thereon, shall be due and payable in full.

               (b) The unpaid  principal  amount of and any accrued  interest on this Note may be prepaid,  in whole or in part, from time to time upon no less than  twenty  (20) days prior  written  notice to the  Holder, without  penalty or  premium.  Notwithstanding  the  delivery  of such notice,  Holder may, if it otherwise has the right to do so,  exercise its  option to cause all  amounts  outstanding  under  this Note to be converted into Conversion Shares,  subject to the conditions set forth herein;  provided,  that Holder shall lose such rights,  if any, if it fails to provide notice of such election as required herein or if such notice is  delivered  more  than  seven  days  after  delivery  of the
          Company's notice of prepayment.

               (c)  Principal and interest due and payable on this Note shall be payable  in  lawful  money of the  United  States of  America,  at the principal  office of the Holder as set forth above. All payments shall
          be  made  by  cashier's  or  certified   check  or  wire  transfer  of
          immediately available funds.

          2.   Interest Rate and Computation.

               (a)  Interest  Rate.  Pursuant  to the  terms of this  Note,  the indebtedness  evidenced  hereby will bear  interest at the rate of six percent  (6%) per annum  accrued  and  compounded  annually.  Under no circumstances  shall this Note at any point in time accrue interest at a rate in excess of the Maximum Rate (as defined below).

               (b)  Default  Rate.  Following  the  occurrence  and  during  the continuation  of (i) the  failure of the Company to pay in full on the due date, in such manner as is provided in this Note, any principal or interest obligations hereunder,  or (ii) the occurrence of an Event of
          Default under this Note,  the principal  balance of this Note which is thus  delinquent  (which may be the entire  principal  balance of this
          Note  in  circumstances   where  this  Note  is  mature  or  has  been
          accelerated due to a default) shall bear interest at the Maximum Rate,
          automatically  and  without  the  necessity  of  notice,   until  such
          delinquent amount is paid or such breach or default is otherwise cured to the satisfaction of Holder. As used in this Note, the term "Maximum
          Rate"  shall mean the maximum  lawful  rate of  interest  which may be contracted  for,  charged,  taken,  received  or reserved by Holder in accordance  with the  applicable  laws of the  State of  Delaware  (or applicable  United  Stated  federal  law to the extent that it permits
          Holder to contract  for,  charge,  take,  receive or reserve a greater amount of interest than under Delaware  law),  taking into account all fees and charges, if any, contracted for, charged,  received, taken or reserved by Holder in connection with the transaction relating to this
          Note and the  indebtedness  evidenced  hereby,  which are  treated  as interest  under  applicable  law  made in  connection  with  the  loan evidenced by this Note.

               (c) Computation Period. Except for the computation of the Maximum
          Rate, which shall be undertaken on the basis of a 365 or 366-day year, as the case may be,

          interest on the indebtedness  evidenced by this Note shall be computed on the basis of a 360-day  year and shall  accrue and  compound  on an annual basis.

          3.  Conversion.  At any time upon three (3) days written notice to the
     Company,  the Holder may in its sole discretion  convert all or any portion of the  outstanding  balance of this  Note,  including  accrued  but unpaid interest thereon,  into Conversion  Shares.  The price at which the Note is convertible  is equal to $1.00 per share,  as  adjusted to the date of this amended  Note and subject to further  adjustment  as set forth  herein (the
     "Conversion Price").

          4.  Anti-Dilution  Provisions.  The Conversion  Price in effect at any time and the number of Conversion Shares and kind of securities purchasable upon the  conversion of this Note shall be subject to adjustment  from time to time upon the happening of any of the following events:

               (a) Except as  provided  in Section  4(b)(v),  if at any time the
          Company  shall (i) sell any  shares  of  Common  Stock or any stock or other  securities  convertible into or exchangeable for such shares of
          Common Stock (such  convertible  or  exchangeable  stock or securities being hereinafter called "Convertible Securities"), whether or not the
          rights  to  exchange  or  convert   thereunder  shall  be  immediately
          exercisable, or (ii) issue or sell any rights to subscribe for, or any rights,  options or warrants to  purchase,  shares of Common  Stock or
          Convertible  Securities,  whether  or  not  such  rights,  options  or warrants  or the right to convert  or  exchange  any such  Convertible
          Securities shall be immediately  exercisable,  for a Per Share Selling
          Price (as defined in subparagraph  (b) below) less than the Conversion
          Price in effect prior to such  issuance or sale,  then the  Conversion
          Price,  as of the date of such  issue or sale,  shall be reduced to an amount (calculated to the nearest cent) equal to the Per Share Selling
          Price.

               (b) For the  purposes  of  paragraph  (a)  above,  the  following subparagraphs (i) to (vii), inclusive, shall be applicable:

                    (i) For  purposes  of this  Section  4, the term "Per  Share
               Selling Price" shall constitute the amount actually paid by third parties  for each share of Common  Stock.  The Per Share  Selling
               Price of rights,  options,  warrants  or  Convertible  Securities shall include the exercise or conversion  price thereof (plus, in the case of any  rights,  options  or  warrants  that  relate  to
               Convertible Securities,  any additional consideration received or receivable  by the  Company  upon  the  issue  or  sale  of  such
               Convertible  Securities  and  the  conversion  thereof).  If  the exercise price or conversion  price of any such rights,  options, warrants or  Convertible  Securities  shall be variable,  the Per
               Share Selling  Price shall be deemed to be the lowest  conversion or  exercise  price at which such  securities  are  converted  or exercised or might have been converted or exercised. If shares of
               Common Stock shall be issued for a consideration other than cash, the Per  Share  Selling  Price  shall be the  fair  value of such consideration  as  determined  in  good  faith  by the  Board  of
               Directors of the Company.

                    (ii)  If  at  any  time  any  shares  of  Common   Stock  or
               Convertible  Securities  or any rights or options to purchase any such Common Stock or  Convertible  Securities  shall be issued or sold for  cash,  the  consideration  received  therefor  shall be deemed to be the amount received by the Company therefor, without deduction  therefrom of any expenses incurred or any underwriting commissions  or  concessions  or discounts paid or allowed by the
               Company  in  connection  therewith.  In case any shares of Common
               Stock or  Convertible  Securities  or any  rights or  options  to purchase any such Common Stock or Convertible Securities shall be issued or sold for a  consideration  other  than  cash,  or for a combination of cash and consideration consisting other than cash, the amount of the  consideration  other than cash received by the
               Company   shall  be  deemed   to  be  the  fair   value  of  such
               consideration  as determined  by the Board of Directors,  without deduction  therefrom of any expenses incurred or any underwriting commissions  or  concessions  or discounts paid or allowed by the
               Company  in  connection  therewith.  In case any shares of Common
               Stock or  Convertible  Securities  or any  rights or  options  to purchase any such Common Stock or Convertible Securities shall be issued in connection with any merger of another  corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value of such merged  corporation as determined in good  faith by the Board of  Directors,  reduced  by all cash and other  consideration  (if any) paid by the Company in  connection with such merger.

                    (iii) If at any time the Company  shall fail to set a record date of the holders of Common  Stock for the purpose of entitling them (A) to receive a dividend or other  distribution  payable in
               Common Stock or in  Convertible  Securities,  or (B) to subscribe for or purchase Common Stock or Convertible Securities, then such record  date  shall be deemed to be the date of the issue or sale of the shares of Common  Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution  or the  date  of the  granting  of  such  right  of subscription or purchase, as the case may be.

                    (iv) The number of shares of Common Stock outstanding at any given time shall not include  shares  owned or held by or for the account of the  Company,  provided,  that such shares are neither issued, sold or otherwise distributed by the Company.

                    (v)  Notwithstanding  anything to the contrary in this Note, there shall be no adjustment to the Conversion Price with respect to the Company's issuance of (A) securities issued by reason of a dividend,  stock split,  split-up or other distribution on shares
               of  Common  Stock  or  Conversion   Shares  that  is  covered  by
               subsection  4(c) or 4(f) of this Note, (B)  securities  issued to employees  or  directors  of,  or  consultants  to,  the  Company pursuant to any current stock option plan of the Company, and (C)
               securities  issued  upon  exercise  or  conversion  of any right, option warrant or convertible  security,  including the Notes and the Warrants issued under the Purchase Agreement.

               (c)  In  case  at  any  time  the  Company  shall  subdivide  its outstanding  shares of Common  Stock into a greater  number of shares, the Conversion Price in effect  immediately  prior to such subdivision shall be proportionately  reduced. In case at any time the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares,  the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

               (d) If the purchase or exercise  price  provided for in any right or  option  referred  to above,  or the rate at which any  Convertible
          Securities shall be convertible into or exchangeable for Common Stock, shall change or a different  purchase or exercise  price or rate shall become  effective  at any time or from time to time,  then,  upon such change  becoming  effective,  the  Conversion  Price  then  in  effect hereunder shall forthwith be increased or decreased to such Conversion
          Price as would have been in effect had the  adjustments  made upon the granting  or  issuance  of  such  rights  or  options  or  Convertible
          Securities  been made upon the basis of (i) the issuance of the number of shares of Common  Stock  theretofore  actually  delivered  upon the exercise of such options or rights or upon the  conversion or exchange of such  Convertible  Securities  and (ii) the granting or issuance at the time of such  change of any such  options,  rights or  Convertible
          Securities  then  still  outstanding  for the  consideration,  if any, received  by the Company  therefor  and to be received on the basis of such changed price.

               (e) The Company  shall give notice to each record  holder of this
          Note of any event or transaction that shall result in an adjustment in the  Conversion  Price,  within five business  days  thereof,  at such holder's  address  as the same  appears  on the books of the  Company, including a computation of such adjustment and any further information as shall be necessary to confirm the computation of such adjustment.

               (f) In case of any  reclassification,  capital  reorganization or other change of outstanding  shares of Common Stock, or in case of any consolidation,  merger or other  business  combination  of the Company with or into another  corporation or other entity (other than a merger with a subsidiary in which merger the Company shall be the  continuing corporation  and  which  shall  not  result  in any  reclassification, capital reorganization or other change of outstanding shares of Common
          Stock of the class  issuable upon  conversion of this Note) or in case of any sale,  lease or  conveyance  to  another  corporation  or other entity of all or substantially  all of the assets of the Company,  the
          Company  shall  cause  effective  provisions  to be made  so that  the
          Holder,  upon conversion of the Conversion  Shares receivable upon the conversion of all outstanding  principal and interest due on this Note at any time after the consummation of such  reclassification,  change, consolidation, merger, sale, lease or conveyance, shall be entitled to receive for such shares of Common Stock the stock or other  securities or property  to which the Holder  would have been  entitled  upon such consummation if such Conversion  Shares had been converted into shares of  Common  Stock  immediately  prior to such  consummation.  Any such provision shall include  provisions for  adjustments  that shall be as nearly  equivalent as may be practicable to the  adjustments  provided for in this Note. The foregoing provisions of this paragraph (f) shall
          similarly    apply   to    successive    reclassifications,    capital
          reorganizations   and  changes  of  shares  of  Common  Stock  and  to

          successive consolidations,  mergers, sales, leases or conveyances.  In the event that, in connection with any such capital  reorganization or reclassification,  consolidation,  merger,  sale, lease or conveyance, additional  shares  of  Common  Stock  shall be  issued  in  exchange, conversion,  substitution  or  payment,  in whole  or in  part,  for a security of the Company other than Common Stock,  any such issue shall be treated as an issue of Common Stock  subject to the  provisions  of this Section 4.

          5. Default. Each of the following events shall constitute an "Event of
     Default" (hereinafter so called) under this Note:

               (a) Any payment of principal or interest  due  hereunder  that is not paid within ten (10) days of when such payment  becomes due (other than  amounts  due on the  maturity  date for which  there is no grace period),  or any amount other than  principal or interest  owed by the
          Company to Holder under any Closing Document is not paid when due;

               (b) The  breach  of any  representation,  warranty,  covenant  or agreement by the Company under the Purchase Agreement or the Warrants, and the same is not remedied within ten (10) days after written notice of such failure is given by the Holder to the Company;

               (c) The Company fails to duly observe, perform or comply with any covenant, agreement or provision of this Note (other than the covenant to make any payment of any principal or interest which is provided for in  subsection  (a)  above),  for which it is  obligated  to  observe, perform or comply with,  and such  failure  remains  unremedied  for a period of ten (10) days after written  notice of such failure is given by the Holder to the Company; or

               (d)  Maker  shall  liquidate,  merge,  dissolve,   terminate  its
          existence, suspend business operations, die (if an individual), have a receiver  appointed  for  all or any  part  of its  property,  make an assignment  for the benefit of its  creditors,  become  insolvent,  or voluntarily file any petition under any existing or future  bankruptcy or insolvency  law,  which has not been  dismissed  within thirty (30)
          days after it was filed, or have an order for relief entered under any such law or have filed  against it a petition  under any  existing  or future  bankruptcy or  insolvency  law,  which has not been  dismissed within ninety (90) days after it was filed.

          6. Remedies upon Default.

               (a)  Except for the Event of Default  described  in Section  5(a)
          above which must be  immediately  cured,  upon the  occurrence  of any other Event of Default,  the Company  shall be required to remedy such
          Event of Default  within thirty (30) days after the occurrence of such
          Event of Default.  Thereafter,  at the  election of the Holder of this
          Note,  such Holder may (i) cause all of the  principal and accrued but unpaid interest under this Note to become  immediately due and payable without notice or demand or declaration of any kind,  (ii) pursue such other rights or remedies  (legal or equitable)

          against  the Company as it may have under this Note or  otherwise,  or
          (iii)  request the Company to cause all  principal  and  interest  due under this Note to be converted into Conversion  Shares at the current
          Conversion  Price  (the  Company  shall  comply  with such  conversion request within three (3) business days after  receiving  notice of the request from such holder).

               (b) The Company and all other parties now or hereafter liable for payment hereof, whether as endorser,  guarantor,  surety or otherwise, severally waive presentment,  demand, grace,  diligence in collecting, protest and notice of every kind.

          7. Miscellaneous.

               (a) No  failure  or delay on the part of any party in  exercising any  right,  power  or  remedy  hereunder  shall  operate  as a waiver thereof.  The waiver by any party of a breach of any provision of this
          Note shall not operate or be construed  as a waiver of any  subsequent breach.  No  modification,  amendment or termination  under this Note, including without limitation any provisions set forth herein regarding the  conversion  of this Note into equity  securities  of the Company, shall be valid unless evidenced by a writing.

               (b) The  parties  to this  Note  intend  to  contract  in  strict compliance with applicable usury laws from time to time in effect.  In furtherance  thereof such persons stipulate and agree that none of the terms and  provisions  contained  herein  shall ever be  construed  to create a contract to pay,  for the use,  forbearance  or  detention of money,  interest in excess of the maximum amount of interest permitted to be charged by applicable  law from time to time in effect.  Neither the Company nor any present or future guarantors,  endorsers, or other persons hereafter  becoming liable for payment of any obligation shall ever be liable for unearned interest thereon or shall ever be required to pay  interest  thereon in excess of the maximum  amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Closing Documents which may be in conflict or apparent conflict herewith.  The Holder  expressly  disavows any  intention to charge or collect  excessive  unearned  interest or finance charges in the event the maturity of any obligation is accelerated.  If (i) the maturity of any obligation is accelerated  for any reason,  (ii) any obligation is prepaid and as a result any amounts  held to  constitute  interest are determined to be in excess of the legal  maximum,  or (iii) the Holder or any other holder of any or all of the  obligations  shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the obligations to an amount in excess of that  permitted  to be charged by  applicable  law then in effect,  then all sums  determined to  constitute  interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then  outstanding  principal of the related  obligations or, at the Holder's or such holder's option,  promptly returned to the
          Company  or the  other  payor  thereof  upon  such  determination.  In determining  whether or not the  interest  paid or payable,  under any specific  circumstance,  exceeds the maximum  amount  permitted  under applicable  law,  the Holder  and the  Company  (and any other  payors thereof) shall to the greatest extent  permitted under applicable law,
          (i)

          characterize any non-principal  payment as an expense,  fee or premium rather than as interest,  (ii) exclude  voluntary  prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest  throughout the entire  contemplated  term of the  instruments  evidencing the  obligations  in accordance  with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under  applicable  law in order to  lawfully  charge the maximum  amount of  interest  permitted under  applicable  law. As used in this  section the term  "applicable law" means the laws of the State of Delaware or the Laws of the United
          States of America,  whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

               (c) This Note shall be governed by,  interpreted and construed in accordance  with the laws of the State of Delaware  without  regard to its  conflicts  of laws  provisions,  and shall  have the  effect of a sealed instrument.  Venue for any disputes or proceedings with respect to this Note shall be as set forth in the Purchase Agreement.

               (d) THIS NOTE (TOGETHER WITH ANY DOCUMENTS EXECUTED IN CONNECTION
          WITH THE  INDEBTEDNESS  EVIDENCED BY THIS NOTE)  REPRESENTS THE ENTIRE
          AND FINAL  AGREEMENT  BETWEEN  THE  COMPANY  AND HOLDER AND MAY NOT BE
          CONTRADICTED BY EVIDENCE OF PRIOR,  CONTEMPORANEOUS OR SUBSEQUENT ORAL
          AGREEMENTS OF THE PARTIES,  AND ANY AMENDMENT OR  MODIFICATION  HEREOF
          SHALL BE IN WRITING AND SIGNED BY THE PARTY BOUND  THEREBY.  ANY PRIOR
          ORAL AGREEMENTS  BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO
          THIS DOCUMENT AND THERE ARE NO UNWRITTEN ORAL  AGREEMENTS  BETWEEN THE
          PARTIES.

               (e) If this Note is not paid when due,  whether at maturity or by acceleration, or if it is collected through a bankruptcy,  probate, or other court,  whether before or after maturity,  the Company agrees to pay all reasonable costs of collection  incurred by the holder hereof, including but not limited to reasonable attorneys' fees.

               (f) This Note may not be  transferred,  sold or assigned  without the prior written consent of the Company, which may be withheld in its sole discretion.

          8.  Subordination of Note; Waiver of Lien Covenant.  This Note and any
     security  interests  created  hereby  or for the  benefit  hereof  shall be subordinate  to all  security  interests,  liens  and  encumbrances  on the
     Collateral in favor of any holder of Senior Indebtedness (as defined).  For purposes of this Agreement,  "Senior  Indebtedness"  shall mean any amounts owed by  Debtor  in  connection  with (i) that  certain  Note and  Security
     Agreement by and among GuildMaster, Inc., a Subsidiary of Debtor, Sac River
     Valley Bank and the U.S.  Small  Business  Administration  dated August 13,
     1996, (ii) that certain Factoring Agreement between Decorize,  Inc. and The
     CIT  Group/Commercial  Services,  Inc.,  dated January 30, 2003,  (iii) any office leases or other commercial leases by which a landlord may be granted rights to the Collateral,  and (iv) any and all other bank loans, revolving credit lines, financial instruments, factoring

     arrangements  or  other  credit  facilities  ("Loans"),  which  are  in  an aggregate amount not to exceed $1,000,000 and initially  obtained by Debtor in reliance  upon the guaranty of Quest  Capital  Alliance,  L.L.C.  on its affiliates,  [and any Loans  obtained by Debtor in the  ordinary  course of business  from time to time,  and  approved  by the Board of  Directors  of
     Debtor,  and which by their terms are senior to the Note, but excluding any of the  foregoing  owed to any  shareholder,  officer,  director  or  other affiliate of the Company]  (collectively,  and as each of the foregoing may be amended,  restated,  extended or renewed from time to time,  the "Senior
     Indebtedness"). Furthermore, Holder hereby waives the covenant set forth in
     Section  5.06  of  the  Purchase  Agreement  with  respect  to  the  Senior
     Indebtedness,  and agrees that the Company may from time to time  hereafter pledge its interests in and/or  encumber any of the Collateral or any other assets of the Company in connection with any Senior Indebtedness.

     IN WITNESS  WHEREOF,  the Company has caused this Note to be signed,  under seal, on the date set forth below, but to be effective in all respects as of the date set forth at the top of this Note.

                                       DECORIZE, INC.
                                       a Delaware corporation

                                       By:
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                                       Name:
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                                       Title:
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